Exhibit 99.1

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:	Charles L. Pope
Chief Financial Officer
(813) 854-2000
cpope@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS ANNOUNCES TENDER OFFER FOR ITS

SENIOR SECURED NOTES DUE 2009

Tampa, Fla., December 22, 2006 — Reptron Electronics, Inc. (OTCBB: RPRN) (the “Company”), announced today that it has commenced a cash tender offer to purchase any and all of its Senior Secured Notes due 2009 (the “Notes”). The Company is also soliciting consents from holders of the Notes for certain amendments that would, among other things, eliminate most restrictive covenants and certain events of default contained in the indenture under which the Notes were issued. The tender offer and consent solicitation will expire at 5:00 p.m., New York City time, on January 24, 2007, unless extended or earlier terminated (the “Expiration Date”).

The tender offer is a condition to the previously announced Agreement and Plan of Merger dated December 18, 2006 among Kimball Electronics Manufacturing, Inc. (“Kimball”), Gator Electronics, Inc. (“Merger Sub”), and the Company which provides that the Merger Sub will merge with and into the Company with the Company continuing as a wholly-owned subsidiary of Kimball (the “Merger”). The consummation of the Merger is subject to certain conditions, including the tender of Notes representing 97% of the principal of the Notes outstanding at the Expiration Date. The Company has executed Support Agreements with holders of approximately 80% of the Senior Notes committing to participate in the tender offer and consent solicitation.

Upon the successful closing of the tender offer, holders of validly tendered (and not previously withdrawn) Notes will receive payments equal to $0.875 per $1.00 principal amount of such Notes plus all accrued and unpaid interest on the Notes up to, but not including, the payment date. The payment in respect of tendered Notes is expected to occur on or promptly after the closing of the Merger (or earlier at the election of the Company).

The tender offer is subject to several conditions, including among other things, (i) the consummation of the Merger, (ii) the tender of Notes representing 97% of the principal of the Notes outstanding at the Expiration Date, (iii) the Company having available funds sufficient to pay the amounts due to tendering Holders, which funds are expected to be provided in connection with the Merger, (iv) the execution of the supplemental indenture implementing the proposed indenture amendments following receipt of the requisite consent and (v) the satisfaction of other customary conditions. The Company may amend, extend or terminate the tender offer or waive any of the conditions to the tender offer in its sole discretion.

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Reptron Electronics Announces Tender Offer for Its Senior Secured Notes Due 2009

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Holders who tender their Notes will be deemed to have consented to the proposed amendments to the indenture governing the Notes. To be adopted, the proposed amendments to the indenture require the consent of holders of Notes representing a majority in aggregate principal amount of outstanding Notes not owned by the Company or its affiliates.

The tender offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation dated as of December 22, 2006 and a Letter of Transmittal and Consent, copies of which will be delivered to holders of Notes. The Offer to Purchase and Consent Solicitation and the Letter of Transmittal and Consent contain important information that should be read carefully and in their entirety before any decision is made by the holder of Notes with respect to the tender offer and the consent solicitation. Persons with questions regarding the tender offer and consent solicitation should contact CapitalBridge, the Solicitation Agent, at (877) 746-3583, or HSBC Bank USA, National Association, the Depositary, at (800) 662-9844.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in the Offer to Purchase and Consent Solicitation and the Letter of Transmittal and Consent and, if given or made, such information or representation may not be relied upon as having been authorized by the Company, the Depositary, or the Solicitation Agent.

This press release is not an offer to purchase, a solicitation of an offer to sell the Notes or the solicitation of a consent. The tender offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company has not commenced the proxy solicitation in connection with the Merger. The proxy statement that the Company plans to file with the Securities and Exchange Commission and mail to its shareholders will contain information about Kimball, the Company, the proposed merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the Merger. In addition to receiving the proxy statement from the Company by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from the Company.

The Company and its directors, executive officers, other members of its management, and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in favor of the proposed merger. Information regarding persons who may be deemed participants in the solicitation and any interests that those persons may have in the transaction will be set forth in the proxy statement.

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Reptron Electronics Announces Tender Offer for Its Senior Secured Notes Due 2009

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Forward-Looking Information

This press release contains forward-looking statements which involve a number of risks and uncertainties. These statements are based on the Company’s current expectations and beliefs. Actual results could differ materially from the results implied by these statements. Factors that may cause or contribute to such differences include: the risk that the conditions to the tender offer or the consent solicitation will not be satisfied; the risk that the conditions to the Merger will not be satisfied; changes in the Company’s and Kimball’s businesses during the period between now and the closing of the Merger; developments in obtaining any necessary approvals for the transaction; the successful integration of the Company into Kimball’s business subsequent to the closing of the acquisition; the ability to retain key management and technical personnel of the Company; adverse reactions to the proposed transaction by customers, suppliers and strategic partners; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The Company is under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

About Reptron

Reptron Electronics, Inc. is an electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to original equipment manufacturers (“OEMs”) in a wide variety of industries. Reptron Outsource Manufacturing and Design provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptronmfg.com.

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